UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 3, 2023

Clean Vision Corporation

(Exact name of registrant as specified in its charter)

Nevada	024-11501	85-1449444
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2711 N. Sepulveda Blvd. Suite 1051

Manhattan Beach, CA 90266

(Address of Principal Executive Offices) (Zip Code)

(424) 835-1845

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01 Entry into a Material Definitive Agreement.

On July 3, 2023, Clean Vision Corporation (the “Company”) entered into a Settlement Agreement and Mutual Release (the “Settlement Agreement”) by and between the Company, Christopher Percy and Daniel Bates whereby the parties agreed to a global settlement to a lawsuit filed by the Company against Mr. Percy in September 2022 in Clark County, Nevada in the Eighth Judicial District Court (Case No: A-22-85843-B), with the case being subsequently removed to the United States District Court, District of Nevada (2:22-cv-01862-ART-NJK) and thereafter, Mr. Percy counterclaimed against Clean Vision and brought third-party claims against Mr. Bates (the “Litigation”). Mr. Bates is currently serving as Chief Executive Officer and Chairman of the Company. Mr. Percy is no longer serving as an executive of the Company, and as of February 14, 2023, Mr. Percy no longer served as a director.

The Litigation arose from a dispute between the Company, Mr. Percy and Mr. Bates with respect to the management and operation of the Company, as well as Mr. Percy’s employment and position at the Company. On September 16, 2022, the Company commenced the Litigation against Mr. Percy alleging breach of fiduciary duty, fraud, conversion, business disparagement, declaratory relief, and injunctive relief. Thereafter, Mr. Percy removed the case to the United States District of Nevada (Case No. 2:22-cv-01862-ART-NJK). The Company subsequently filed a motion to remand to state court on November 22, 2022. On December 1, 2022, Mr. Percy filed counterclaims against the Company for breach of contract, wrongful termination, breach of implied covenant of good faith and fair dealing, unjust enrichment, and indemnification. Mr. Percy also filed third-party claims against the Mr. Bates, alleging breach of fiduciary duty, equitable indemnity, and contribution.

Pursuant to the Settlement Agreement, none of the parties admitted to fault or liability, Mr. Percy agreed to pay $150,000 to the Company (the “Percy Payment”) and, within ten (10) business days of the Percy Payment being received, Mr. Bates agreed to remit $25,000 to Mr. Percy (the “Bates Payment”). In addition, the parties agreed to work together to promptly release the $5,000 Temporary Restraining Order/Preliminary Injunction bond currently deposited with the Clerk of the Court for the Eighth Judicial District Court, Clark County, Nevada. Once released, said bond shall be remitted to Mr. Percy.

In addition, pursuant to the Settlement Agreement, the Company agreed to, within ten (10) days of the effective date, instruct its transfer agent to (i) issued 1,500,000 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”) to Mr. Percy, (ii) restore and/or reissue to Mr. Percy the 3,000,000 shares of Common Stock that was previously cancelled by the Company and (iii) withdraw its stop-transfer demand current in place with respect to 4,200,000 shares of Common Stock owned by Mr. Percy (collectively, the “Percy Shares”). Mr. Percy agreed to not sell, on any given trading day, the Percy Shares in an amount that exceeds more than 10% of the daily trading volume of the Common Stock, with such trading volume determined by the trading platform upon which the Common Stock is then traded.

As consideration for entering into the Settlement Agreement, the parties agreed to a customary mutual release of claims. Within five (5) business dates of the Bates Payment being remitted, the parties agreed to submit a joint stipulation to the United States District Court, District of Nevada, dismissing all claims, crossclaims, counterclaims, and/or third-party claims in the Litigation, with prejudice.

The information above is qualified in its entirety by reference to the actual terms and provisions of the Settlement Agreement, a copy of which is attached hereto as Exhibit 10.1, and is incorporated herein by reference.

Item 8.01 Other Events.

On July 10, 2023, the Company issued a press release announcing the settlement of the Litigation. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Settlement Agreement and Mutual Release, dated as of July 3, 2023, by and among Clean Vision Corporation, Christopher Percy and Daniel Bates
99.1	Press Release dated July 10, 2023
104	Cover Page Interactive Data File (formatted as inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEAN VISION CORPORATION

Date: July 10, 2023	By:	/s/ Daniel Bates
	Name:	Daniel Bates
	Title:	Chief Executive Officer